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                                                                  EXHIBIT 10.25


                                   LEVIATHAN
                         UNIT RIGHTS APPRECIATION PLAN


         1. PURPOSE. The purpose of this Leviathan Unit Rights Appreciation Plan (hereinafter referred to as the "Plan") is to further the success of Leviathan Gas Pipeline Partners, L.P., a Delaware limited partnership (the "Company"), and certain of its affiliates by giving certain officers and key employees of the Company and its affiliates ("Participants") the opportunity to benefit from the appreciation in the value of Preference Units in the Company, and thus to provide an additional incentive to such Participants to continue in the service of the Company or its affiliates. Accordingly, the Committee is hereby authorized to designate those Participants who are to receive Unit Rights under this Plan, and to grant Unit Rights to such Participants.

         2. DEFINITIONS. As used in this Plan, the terms set forth below shall have the following meanings:

         (a) "AFFILIATE" means as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the General Partner, its parent, and its subsidiaries shall be deemed to be affiliates of the Company.

         (b)     "BOARD" means the Board of Directors of the General Partner.

         (c) "CHANGE OF CONTROL" means the occurrence of the acquisition by any Person, or two or more Persons acting in concert (other than DeepTech International Inc. or any affiliate thereof), of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the issued and outstanding shares of voting stock of the General Partner.

         (d)     "CODE" means the Internal Revenue Code of 1986.

         (e) "COMMITTEE" means a committee of the Board that is composed solely of two or more Non-Employee Directors (as defined in Rule 16b-3, effective August 15, 1996, promulgated under the Exchange Act) of the Board, provided, however, that during periods in which no such committee is appointed and empowered under the Plan the Board shall be the Committee for all purposes under the Plan.

         (f) "COMMON UNIT" means a Common Unit, as defined and described in the Amended and Restated Agreement of Limited Partnership of the Company, dated February 19, 1993, as amended from time to time.

         (g) "COMPANY" means Leviathan Gas Pipeline Partners, L.P., a Delaware limited partnership, and any successor in interest.




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         (h)     "DATE OF GRANT" means the date on which Unit Rights are
granted pursuant to the Plan.

         (i) "EFFECTIVE DATE" means the effective date of this Plan specified in Paragraph 13 hereof.

         (j) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as it may be amended from time to time.

         (k) "FAIR MARKET VALUE" means the closing price of the Preference Units as reported on the New York Stock Exchange composite tape or, if the Preference Units are not traded on such exchange, as reported on any other national securities exchange on which the Preference Units are traded.

         (l) "GENERAL PARTNER" means Leviathan Gas Pipeline Company, a Delaware corporation and the general partner of the Company.

         (m) "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of whatever nature.

         (n) "PARTICIPANTS" means the senior officers of the Company and its affiliates; provided, however, that the Chairman of the Board of the General Partner shall not be eligible to participate in the Plan.

         (o) "PREFERENCE UNIT" means a Preference Unit, as defined and described in the Amended and Restated Agreement of Limited Partnership of the Company, dated February 19, 1993, as amended from time to time.

         (p) "UNIT RIGHT" means a right, documented by a Unit Rights Agreement, to purchase, or realize the appreciation in, a Preference Unit, pursuant to the provisions of this Plan.

         (q) "UNIT RIGHTS AGREEMENT" means a written agreement between the Company and a Participant related to Unit Rights granted to a Participant under this Plan.

         (r) "UNIT RIGHTS HOLDER" shall mean a person who is entitled to exercise Unit Rights granted hereunder.

         (s) "UNIT RIGHTS PRICE" means, as to a grant of Unit Rights, the exercise price of the Preference Units covered by the grant of Unit Rights, as determined under Section 7(a) hereof.

         3. ADMINISTRATION OF PLAN. The Committee shall administer the Plan. To the extent required by law, the Committee shall report all action taken by it to the Board and the Board shall review and ratify or approve such actions. The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, (a) to determine the Participants to whom, and the time or times at which, Unit Rights shall be granted and the number of





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Preference Units covered by each grant of Unit Rights; (b) to construe and interpret the Plan and any agreements made pursuant to the Plan; (c) to determine the terms and provisions (which need not be identical or consistent with respect to each Participant) of the respective Unit Rights Agreements and any agreements ancillary thereto, including, without limitation, terms covering the payment of any Unit Rights Price that may be payable; and (d) to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of this Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.

         4. UNIT RIGHTS AUTHORIZED. Unit Rights granted under this Plan shall consist of rights granted to a Participant to receive from the Company any of the following, at the option of the Company, upon exercise of the Unit Rights by the Participant pursuant to the terms of the Plan:

                 (a) A dollar amount equal to (i) the number of Unit Rights being exercised multiplied by (ii) the positive difference, if any, between (A) the Fair Market Value on the exercise date ("Exercise Date Price") of a Preference Unit, minus (B) the Unit Rights Price;

                 (b) A number of Preference Units (or a fraction thereof) equal to (i) the quotient of (A) the number of Unit Rights being exercised multiplied by (B) the positive difference, if any, between the Exercise Date Price of a Preference Unit minus the Unit Rights Price; divided by (ii) the Exercise Date Price of a Preference Unit; or

                 (c) One Preference Unit for each Unit Right being exercised, provided that the Participant shall timely pay the aggregate Unit Rights Price for the Unit Rights being exercised.

         5. PREFERENCE UNITS SUBJECT TO UNIT RIGHTS. The aggregate number of Preference Units as to which Unit Rights may be issued shall not exceed 200,000 Preference Units per calendar year and 2,000,000 Preference Units over the term of the Plan (as set forth in Paragraph 11) subject to adjustment (as to both limitations) under the provisions of Paragraph 8. No Participant may be granted more than 200,000 Unit Rights in any calendar year. In the event any Unit Right shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the Preference Units subject to such Unit Right shall again be available for Unit Rights to be granted under the Plan.

         6. PARTICIPANTS. Except as hereinafter provided, Unit Rights may be granted under the Plan to any Participant. In determining the Participants to whom Unit Rights shall be granted and the number of Preference Units to be covered by such Unit Rights, the Committee may take into account the nature of the services rendered by the respective Participants, their present and potential contributions to the Company's success, and such other factors as the Committee in its discretion shall deem relevant. A Participant who has been granted Unit Rights under the Plan may be granted additional Unit Rights under the Plan, in the Committee's discretion.





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         7.      TERMS AND CONDITIONS OF UNIT RIGHTS.  The grant of a Unit
Right under the Plan shall be evidenced by a Unit Rights Agreement executed by the Company and the applicable Participant and shall contain such terms and be in such form as the Committee may from time to time approve, subject to Paragraph 4 above and the following limitations and conditions:

         (a) UNIT RIGHTS PRICE. The Unit Rights Price of the Unit Rights granted hereunder shall be the Fair Market Value of the Preference Units subject to the Unit Rights as of the Date of Grant. If the Preference Units were not traded on the Date of Grant, the most recent trading date shall be substituted in the preceding sentence.

         (b) PERIOD OF UNIT RIGHTS. The expiration date of each Unit Right shall be the sixth (6th) anniversary of the Date of Grant. No Unit Rights granted hereunder may be exercised after such expiration date.

         (c) VESTING OF PREFERENCE UNIT RIGHTS. Neither a Unit Rights Holder nor his or her successor in interest shall have any of the rights of a Preference Unit Holder of the Company solely by virtue of the ownership of Unit Rights until the Unit Rights are exercised and, subject to the Company's election described in Paragraph 4 above, the Preference Units relating to the Unit Rights are properly issued to such Unit Rights Holder or successor pursuant to Paragraph 4(c).

         (d) VESTING AND EXERCISE OF UNIT RIGHTS. Unit Rights shall vest and become exercisable in accordance with such vesting schedule as is established in the relevant Unit Rights Agreement; provided, however, that all outstanding Unit Rights shall become one hundred percent (100%) vested and exercisable upon the effective date of the Change of Control of the Company. A Unit Rights Holder shall exercise his or her Unit Rights by written notice to the Company stating the number of Unit Rights being exercised. The Committee shall inform the Unit Rights Holder within ten days of receipt of such notice by the Company whether all or any portion of his or her Unit Rights are to be exercised as provided in Paragraph 4(c), together with the amount of the payment required by the Unit Holder.

         (e) NONTRANSFERABILITY OF UNIT RIGHTS. No Unit Rights shall be transferable or assignable by a Unit Rights Holder, other than by will or the laws of descent and distribution, and each Unit Right shall be exercisable, during the Unit Rights Holder's lifetime, only by him or her or, during periods of legal disability, by his or her legal representative. No Unit Right shall be subject to execution, attachment, or similar process.

         8. ADJUSTMENTS. The Committee, in its discretion, may make such adjustments in the Unit Rights Price and the number of Preference Units covered by outstanding Unit Rights if such adjustments are required to prevent any dilution or enlargement of the rights of the holders of such Unit Rights that would otherwise result from any reorganization, recapitalization, merger, consolidation, issuance of rights, or other change in the capital structure of the Company. The Committee, in its discretion, may also make such adjustments in the aggregate number of Preference Units that may be subject to the future grant of Unit Rights if such adjustments are appropriate to reflect any transaction or event described in the preceding sentence.





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         9.      RESTRICTIONS ON ISSUING PREFERENCE UNITS.  The issuance of any
Preference Units pursuant to the terms of this Plan may be made subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any Preference Units otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of Preference Units pursuant thereto, then in any event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

         10. USE OF PROCEEDS. The proceeds received by the Company from the sale of any Preference Units pursuant to the exercise of Unit Rights granted under the Plan shall be added to the Company's general funds and used for general partnership purposes.

         11. AMENDMENT, SUSPENSION, AND TERMINATION OF PLAN. The Board may at any time suspend or terminate the Plan or may amend it from time to time in such respects as the Board may deem advisable in order that the Unit Rights granted thereunder may conform to any changes in the law or in any other respect which the Board may deem to be in the best interests of the Company; provided, however, that without approval by the General Partner of the Company, no such amendment shall make any change in the Plan for which Partner approval is required of the Company by (a) Rule 16b-3, under the Exchange Act; (b) any rules for listed companies promulgated by any national stock exchange on which the Company's Preference Units are traded; or (c) any other applicable rule or law. Unless sooner terminated hereunder, the Plan shall terminate ten (10) years after the Effective Date. No Unit Rights may be granted during any suspension of the Plan or after the termination of the Plan.

         12. WITHHOLDING. The Committee may, in its sole discretion, (a) require a Unit Rights Holder to remit to the Company a cash amount sufficient to satisfy, in whole or in part, any federal, state, and local withholding requirements prior to any payment or issuance of property pursuant to the exercise of Unit Rights hereunder; (b) satisfy any such withholding requirements by withholding from payments or property issuable to the Unit Rights Holder upon the exercise of the Unit Rights amounts of cash or property equal in value to the amount required to be withheld; or (c) satisfy such withholding requirements through another lawful method, including through additional withholdings against the Unit Rights Holder's other compensation from the Company.

         13. EFFECTIVE DATE OF PLAN. This Plan shall become effective on the date (the "Effective Date") of the last to occur of (a) the adoption of the Plan by the Board and (b) the approval by the General Partner.

         14. TERMINATION OF EMPLOYMENT. With respect to a Participant to whom Unit Rights have been granted under the Plan, in the event of his or her retirement (with the written consent of the Company, the General Partner or their respective affiliates, as applicable) or other termination of employment with the Company, the General Partner or their respective affiliates, other than a termination that is either (i) for cause or (ii) voluntary on the part of the employee and without the written consent of the Company, the employee may (unless otherwise provided





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in his Unit Rights Agreement) exercise his Unit Rights at any time within three months after such retirement or other termination of employment (or within one year after termination of employment due to disability within the meaning of Code Section 422(c)(6), or within such other time as the Committee shall authorize, but in no event after six years from the date of granting thereof
(or such lesser period as may be specified in the Unit Rights Agreement), but only to the extent of the number of Preference Units for which his Unit Rights were exercisable by him at the date of the termination of his employment. In the event of the termination of the employment of an employee to whom Unit Rights have been granted under the Plan that is either (i) for cause or (ii) voluntary on the part of the employee and without the written consent of the Company, any Unit Rights held by him under the Plan, to the extent not previously exercised, shall forthwith terminate on the date of such termination of employment. Unit Rights granted under the Plan shall not be affected by any change of employment so long as the holder continues to be an employee of the Company or the General Partner, or their respective affiliates. The Unit
Rights Agreement may contain such provisions as the Committee shall approve with respect to the effect of approved leaves of absence. Nothing in the Plan or in any Unit Rights granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company or any of its affiliates or interfere in any way with the right of the Company or any of its affiliates to terminate his employment at any time.

         15. DEATH OF HOLDER OF UNIT RIGHTS. In the event a Participant to whom Unit Rights have been granted under the Plan dies during, or within three months after the termination of, his employment by the Company or an affiliate, such Unit Rights may be exercised by the executor or administrator of the Unit Rights Holder's estate or by the person or persons to whom the Unit Rights Holder shall have transferred such Unit Rights by will or the laws of descent and distribution, at any time within a period of 12 months after such Participant's death, to the same extent, if any, that such Unit Rights were exercisable by the Participant at the time of such Participant's death.

         16. LOANS TO ASSIST IN EXERCISE OF UNIT RIGHTS. If approved by the Board, the Company or any affiliate may lend money or guarantee loans by third parties to an individual to finance the exercise of any Unit Rights granted under the Plan to purchase Preference Units thereby acquired.





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